Exhibit 99.1

Ault Alliance Announces Results of Annual Meeting of Stockholders

LAS VEGAS--(BUSINESS WIRE) – January 12, 2024 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), announced today the voting results from the annual meeting of stockholders (the “Meeting”) held today, January 12, 2024. At the Meeting, the stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) previously filed with the U.S. Securities and Exchange Commission.

At the Meeting, stockholders voted upon and elected the seven director nominees named in the Proxy Statement and ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm. In addition, stockholders voted on and approved Proposal 6, approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the common stock (the “Common Stock”) by a ratio of not less than one-for-five and not more than one-for-twenty-five at any time prior to December 28, 2024, with the exact ratio to be set at a whole number within this range as determined by the Company’s board of directors (the “Board”) in its sole discretion. Three proposals were previously withdrawn by the Company. There were no other transactions of other business brought before the Meeting or any further adjournments or postponements thereof.

After the Meeting, the Board approved a one-for-twenty-five reverse stock split of the Common Stock that will be effective in the State of Delaware on January 16, 2024. The Company anticipates that beginning with the opening of trading on January 17, 2024, the Company’s Common Stock will trade on the NYSE American on a split-adjusted basis under a new CUSIP number, 09175M 507.

The reverse stock split affects all issued and outstanding shares of the Company’s Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split reduces the number of shares of Common Stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split. The par value of the Company’s Common Stock will remain unchanged at $0.001 per share after the reverse stock split. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share. No fractional shares will be issued in connection with the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment.

Computershare Trust Company, N.A. (“Computershare”), is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates and receiving payment for any fractional shares.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.Ault.com or at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235

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